Exhibit 99.1

NEWS BULLETIN FROM:	RE:

2101 Faraday Ave. Carlsbad, CA 92008 (760) 603-9120 Nasdaq: VMTI

FOR FURTHER INFORMATION

AT VISTA MEDICAL TECHNOLOGIES:		AT FINANCIAL RELATIONS BOARD:

John R. Lyon

Tony Rossi

President		Investor and Media Contact
jlyon@vistamt.com		trossi@financialrelationsboard.com
(760) 603-9120		(310) 407-6563

FOR IMMEDIATE RELEASE

VISTA MEDICAL RECEIVES NASDAQ NOTIFICATION

CARLSBAD, CA, March 8, 2004 – Vista Medical Technologies, Inc. (Nasdaq: VMTI) received notification on March 1, 2004 of a Nasdaq Staff Determination indicating that the Company fails to comply with the Stockholders’ Equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that its common stock is, therefore, subject to delisting from the Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. This request for a hearing will stay the delisting of the Company’s common stock pending the Panel’s decision. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing.

President and Chief Executive Officer of Vista Medical, John R. Lyon, said: “We believe we can present a plan for attaining the continued listing requirement for Stockholders’ Equity. We are in the process of seeking additional equity capital for the Company, and recently closed on a first tranche of $588,000 of new investment. Also, on December 23, 2003, we announced that the Company has agreed to sell its Visualization Technology business to Viking Systems, Inc., subject to the approval of Vista Medical’s stockholders. If approved, this transaction is expected to close in the first half of April 2004 and will further strengthen our balance sheet.  Following the close of this transaction, Vista Medical will be a pure-play niche healthcare services company focused on products and services for the disease state management of morbid obesity. We look forward to discussing the progress we have made in developing our business model and introducing our new product and service offerings to the obesity surgery market on our upcoming conference call.”

Conference Call

Vista Medical will hold a conference call to discuss its fourth quarter results and plans for its Obesity Services business on Tuesday, March 9, 2004 at 8:00 am PT/ 11:00 am ET. Members of

-more-

FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor.The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

the public may listen to the live conference call via the Internet through the Investor Relations section of the Company’s website, www.vistamt.com.

Vista Medical Technologies, Inc.

Vista Medical Technologies, Inc. operates two business units.  The Obesity Surgical and Medical Management Services business, based in Carlsbad, CA, provides services to physicians and hospitals involved in the surgical treatment of morbid obesity.  Our services include management of the Laparoscopic Bariatric Surgery Preceptorship, a comprehensive introduction to starting a minimally invasive gastric bypass surgical program.  Additionally, we offer systems, consulting and program management services which enable the efficient operation of obesity surgery programs.  The Visualization Technology business, based in Westborough, MA, develops, manufactures and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures.  Our technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery.  The Visualization Technology business also manufactures compact, high-resolution endoscopic cameras for original equipment manufacturer customers and strategic partners.  Vista Medical Technologies is traded on the NASDAQ SmallCap Market under the stock symbol VMTI.  The Company’s Internet Website is www.vistamt.com.  Information on the Company’s nutritional supplements for post-surgical gastric bypass patients may be found on www.vistavitamins.com.

Forward Looking Statements

This news release may contain forward-looking statements concerning the business and products of Vista Medical.  Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: the Company’s efforts to attain the continued listing requirement for Stockholders’ Equity on the Nasdaq stock exchange; the success of the Company’s appeal to the Nasdaq Listing Qualifications Panel; the Company’s ability to raise additional capital to fund our operations and execute our business plan; the Company’s ability to penetrate the market for obesity surgery management services; development, manufacturing, shipment, global economic and distribution risks and customer acceptance.  Other risks inherent in our business are described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2002 and our most recent quarterly report on form 10-Q.  We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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